Exhibit 10.1

ESCROW AGREEMENT

ATLAS RESOURCES PUBLIC #18-2008(A) L.P.

ATLAS RESOURCES PUBLIC #18-2008(A) L.P.

ESCROW AGREEMENT

THIS AGREEMENT (the “Agreement”) is effective as of October 15, 2008, by and among Atlas Resources, LLC, a Pennsylvania limited liability company (the “Managing General Partner”), Anthem Securities, Inc., a Pennsylvania corporation (“Anthem”), the “Dealer-Manager,” Atlas Resources Public #18-2008(A) L.P., a Delaware limited partnership (the “Partnership”) and Wells Fargo Bank, N.A., as escrow agent (the “Escrow Agent”).

WITNESSETH:

WHEREAS, the Managing General Partner intends to offer publicly for sale to qualified investors (the “Investors”) up to 59,000 investor general partner interests and up to 1,000 limited partner interests in the Partnership (the “Units”).

WHEREAS, each Investor will be required to pay his subscription in full on subscribing by check or wire (the “Subscription Proceeds”).

WHEREAS, the cost per Unit will be $10,000 subject to certain discounts of up to 10% ($1,000 per Unit) for sales to the Managing General Partner, its officers, directors and affiliates, registered investment advisors and their clients, Selling Agents and their registered representatives and principals, and investors who buy Units through the officers and directors of the Managing General Partner. Larger subscriptions are permitted in $1,000 increments.

WHEREAS, the Managing General Partner and Anthem have executed an agreement (“Anthem Dealer-Manager Agreement”) under which Anthem will solicit subscriptions for Units in all states on a “best efforts” “all or none” basis for Subscription Proceeds of $2,000,000 and on a “best efforts” basis for the remaining Units on behalf of the Managing General Partner and the Partnership and under which Anthem has been authorized to select certain members in good standing of the Financial Industry Regulatory Authority (“FINRA”), previously known as the National Association of Securities Dealers, Inc., to participate in the offering of the Units (“Selling Agents”).

WHEREAS, the Anthem Dealer-Manager Agreement, the “Dealer-Manager Agreement,” provides for compensation to the Dealer-Manager to participate in the offering of the Units, subject to the discounts set forth above for certain Investors, which compensation includes, but is not limited to, for each Unit sold:

•	a 2.5% Dealer-Manager fee;

•	a 7% sales commission; and

•	an up to .5% reimbursement of the Selling Agents’ bona fide due diligence expenses;

all or a portion of which will be reallowed to the Selling Agents and wholesalers.

WHEREAS, under the terms of the Dealer-Manager Agreement the Subscription Proceeds are required to be held in escrow subject to the receipt and acceptance by the Managing General Partner of the minimum Subscription Proceeds of $2,000,000, excluding any optional subscription by the Managing General Partner, its officers, directors, and Affiliates.

Escrow Agreement

WHEREAS, the Units may also be offered and sold by the officers and directors of the Managing General Partner without receiving a sales commission or other compensation on their sales.

WHEREAS, no subscriptions to the Partnership will be accepted after the “Offering Termination Date,” which is the first to occur of either:

•	receipt of the maximum Subscription Proceeds of $600,000,000; or

•	December 31, 2008.

WHEREAS, to facilitate compliance with the terms of the Dealer-Manager Agreement and Rule 15c2-4 adopted under the Securities Exchange Act of 1934, the Managing General Partner and the Dealer-Manager desire to have the Subscription Proceeds deposited with the Escrow Agent and the Escrow Agent agrees to hold the Subscription Proceeds under the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Agreement, the parties to this Agreement, intending to be legally bound, agree as follows:

1.
Appointment of Escrow Agent. The Managing General Partner, the Partnership, and the Dealer-Manager appoint the Escrow Agent as the escrow agent to receive and to hold the Subscription Proceeds deposited with the Escrow Agent by the Dealer-Manager and the Managing General Partner under this Agreement, and the Escrow Agent agrees to serve in this capacity during the term and based on the provisions of this Agreement.

2.
Deposit of Subscription Proceeds. Pending receipt of the minimum Subscription Proceeds of $2,000,000, the Dealer-Manager and the Managing General Partner shall deposit the Subscription Proceeds of each Investor to whom they sell Units with the Escrow Agent and shall deliver to the Escrow Agent a copy of the “Subscription Agreement,” which is the execution and subscription instrument signed by the Investor to evidence his agreement to purchase Units in the Partnership. In this regard, the Selling Agents shall promptly transmit any and all checks received by them from Investors and the original executed Subscription Agreement to the Dealer-Manager by noon of the next business day following receipt of the check by them. By noon of the next business day following the Dealer-Manager’s receipt of the check and the original executed subscription documents, the Dealer-Manager shall transmit the check and a copy of the executed Subscription Agreement to the Escrow Agent.

Payment for each subscription for Units shall be in the form of a check or wire made payable to the Escrow Agent as follows: “Wells Fargo Bank, N.A., Escrow Agent, Atlas Resources Public #18-2008(A) L.P.,” pending receipt of the Partnership’s minimum Subscription Proceeds of $2,000,000. The Escrow Agent shall hold the Subscription Proceeds in a separate account (the “Escrow Account”).

3.	Investment of Subscription Proceeds; Tax.

(a)
The Subscription Proceeds shall be deposited in an interest bearing account maintained by the Escrow Agent as directed in writing by the Managing General Partner. This may be a savings account, bank money market account, short-term certificates of deposit issued by a bank, or short-term certificates of deposit issued or guaranteed by the United States government. In the absence of complete written instructions from the Managing General Partner, the Subscription Proceeds shall be deposited and invested in the Wells Fargo Money Market Deposit Account, which is further described herein on Appendix I. The Managing General Partner confirms that it has read and understands Appendix I. The interest earned shall be added to the Subscription Proceeds and disbursed in accordance with the provisions of Paragraph 4 or 5 of this Agreement, as the case may be. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Agreement. The parties hereto acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.

Escrow Agreement

(b)	For tax reporting purposes, all interest or other taxable income earned on the Investor Funds in any tax year shall be taxable to the Partnership.

(c)
Upon or before the execution of this Agreement, the parties hereto shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate IRS forms W-9 or W-8 and other forms and documents that the Escrow Agent may reasonably request. The parties hereto understand that if such tax reporting documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, to withhold a portion of any interest or other income earned on the Subscription Proceeds pursuant to this Agreement. The Managing General Partner shall also provide tax reporting documentation for the subscribers as the Escrow Agent may reasonably request, should the Escrow Agent be required to disburse Subscription Proceeds or income on Subscription Proceeds back to the subscribers.

4.	Distribution of Subscription Proceeds.

(a)	If the Escrow Agent:

(i)
receives proper written notice from an authorized officer of the Managing General Partner that at least the minimum Subscription Proceeds of $2,000,000 have been received, deposited with the Escrow Agent and accepted by the Managing General Partner; and

(ii)	determines that Subscription Proceeds for at least $2,000,000 are Distributable Subscription Proceeds (as defined below);

the Escrow Agent shall promptly release and distribute to the Managing General Partner the Distributable Subscription Proceeds plus any interest paid and investment income earned on the Subscription Proceeds while held by the Escrow Agent in the Escrow Account. For purposes of the Agreement, “Distributable Subscription Proceeds” are Subscription Proceeds which have been deposited in the Escrow Account (1) by wire transfer; and (2) by check, but in the case of checks only at the time that enough time has passed to permit payments to have returned unpaid by the bank on which the check was drawn.

(b)
Following the distribution under Section 4(a), any remaining Subscription Proceeds, plus any interest paid and investment income earned on the Subscription Proceeds while held by the Escrow Agent in the Escrow Account, shall be released and distributed to the Managing General Partner by the Escrow Agent promptly after the Subscription Proceeds become Distributable Subscription Proceeds after a 1 business day period from the date of deposit.

(c)
Escrow Agent shall have no duty to make any disbursement, investment or other use of Subscription Proceeds until and unless it has good and collected funds. In the event that any checks deposited in the Escrow Account are returned or prove uncollectible after the funds represented thereby have been released by the Escrow Agent, then the Managing General Partner shall promptly reimburse the Escrow Agent for any and all costs incurred for such, upon request, and the Escrow Agent shall deliver the returned checks to the Managing General Partner. The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder.

5.
Separate Partnership Account. During the continuation of the offering after the Partnership is funded with cleared Subscription Proceeds of at least $2,000,000 and the Escrow Agent receives the notice described in Paragraph 4 of this Agreement, and before the Offering Termination Date, any additional Subscription Proceeds may be deposited by the Dealer-Manager and the Managing General Partner directly in a separate Partnership account which shall not be subject to the terms of this Agreement.

Escrow Agreement

6.	Subscriptions of Pennsylvania Investors. Notwithstanding any other provision of this Agreement to the contrary:

(a)
The Escrow Agent shall deposit Subscription Proceeds from Pennsylvania Investors into a separate fund (“Pennsylvania Escrow Fund”) within the Escrow Account to be held in escrow pursuant to this Agreement for up to 120 calendar days after the Subscription Proceeds of the first Pennsylvania Investor are received by the Escrow Agent. The Pennsylvania Escrow Fund shall be automatically renewed for additional 120 calendar day periods during the term of this Agreement. Funds shall be promptly released from the Pennsylvania Escrow Fund and distributed to the Managing General Partner in the same manner as described in Paragraph 4 with respect to the Escrow Fund when Escrow Agent receives a Distribution of Subscription Proceeds Notice from an authorized officer of the Managing General Partner that the total of all Subscription Proceeds received and accepted by the Managing General Partner, including Subscription Proceeds from Pennsylvania Investors and all other Subscription Proceeds (including the minimum Subscription Proceeds of $2,000,000), total $30,000,000 or more, and directing the Escrow Agent to make such distributions to the Managing General Partner.

The parties agree that the Dealer-Manager and the Managing General Partner will specifically identify subscriptions of Pennsylvania Investors to the Escrow Agent by written notice(s) which shall be provided to Escrow Agent so that such notice is received by Escrow Agent prior to submission to Escrow Agent of Pennsylvania Subscription Proceeds by way of either wire transfer or check. Upon receipt of each such written notice, the Escrow Agent will not commingle those subscriptions with subscriptions of residents of other states but rather will hold such Pennsylvania Subscription Proceeds in the Pennsylvania Escrow Fund in the Escrow Account. Any interest and investment income earned on such Pennsylvania Subscription Proceeds shall also be held in the Pennsylvania Escrow Fund.

(b)
If total Subscription Proceeds, including Subscription Proceeds received from Pennsylvania Investors, of at least $30,000,000 have not been received and accepted by the Managing General Partner at the end of the first 120 day escrow period, the Partnership must notify the Pennsylvania Investors in writing by certified mail or any other means whereby a receipt of delivery is obtained within ten (10) calendar days after the end of the escrow period that they have a right to have their Subscription Proceeds returned to them, together with any interest earned thereon and without deduction for any fees. If a Pennsylvania Investor requests the return of the Investor’s Subscription Proceeds within ten (10) calendar days after receipt of notification, the Managing General Partner must return the Pennsylvania Investor’s Subscription Proceeds within 15 days after the Managing General Partner’s receipt of the Pennsylvania Investor’s request, and the Managing General Partner will promptly direct the Escrow Agent in a signed writing to return the Pennsylvania Investor’s Subscription Proceeds, plus any interest paid and investment income earned on the Pennsylvania Investor’s Subscription Proceeds while held by the Escrow Agent in the Pennsylvania Escrow Fund, directly to the Pennsylvania Investor. Upon receipt of such signed, written direction from the Managing General Partner, the Escrow Agent shall disburse such amount to the Investor within three (3) Business Days after the Escrow Agent’s receipt of such Managing General Partner’s written direction. If the Pennsylvania Investor does not timely request the return of the Investor’s Subscription Proceeds, then the Investor’s Subscription Proceeds will continue to be held in the Pennsylvania Escrow Fund within the Escrow Account for another 120 day period, as described in 6(a), under the terms and conditions of this Agreement and this Paragraph 6 shall again apply to the Pennsylvania Investor’s Subscription Proceeds.

Escrow Agreement

7.	Distributions to Subscribers.

(a)
If the Partnership is not funded as contemplated because less than the minimum Subscription Proceeds of $2,000,000 have been received and accepted by the Managing General Partner by twelve (12:00) p.m. (noon), local time, Eastern Standard Time on the Offering Termination Date, or for any other reason, then the Managing General Partner shall notify the Escrow Agent that the minimum Subscription Proceeds of $2,000,000 has not been met, and the Escrow Agent promptly shall distribute to each Investor, for which Escrow Agent has a copy of the subscription agreement, a refund check made payable to the Investor in an amount equal to the Subscription Proceeds of the Investor, plus any interest paid or investment income earned on the Investor’s Subscription Proceeds while held by the Escrow Agent in the Escrow Account.

(b)
If a subscription for Units submitted by an Investor is rejected by the Managing General Partner for any reason after the Subscription Proceeds relating to the subscription have been deposited with the Escrow Agent, then the Managing General Partner promptly shall notify the Escrow Agent in writing of the rejection, and the Escrow Agent shall promptly distribute to the Investor for which Escrow Agent has a copy of a Subscription Agreement, a refund check made payable to the Investor in an amount equal to the Subscription Proceeds of the Investor, plus any interest paid or investment income earned on the Investor’s Subscription Proceeds while held by the Escrow Agent in the Escrow Account.

8.
Compensation and Expenses of Escrow Agent. The Managing General Partner shall be solely responsible for and shall pay the compensation of the Escrow Agent for its services under this Agreement, as provided in Appendix II to this Agreement and made a part of this Agreement, and the charges, expenses (including any reasonable attorneys’ fees), and other out-of-pocket expenses incurred by the Escrow Agent in connection with the administration of the provisions of this Agreement. The Escrow Agent shall have no lien on the Subscription Proceeds deposited in the Escrow Account unless and until the Partnership is funded with cleared Subscription Proceeds of at least $2,000,000 and the Escrow Agent receives the proper written notice described in Paragraph 4 of this Agreement, at which time the Escrow Agent shall have, and is granted, a prior lien on any property, cash, or assets held under this Agreement, with respect to its unpaid compensation and nonreimbursed expenses, superior to the interests of any other persons or entities.

9.
Duties of Escrow Agent. The Escrow Agent shall not be obligated to accept any notice, make any delivery, or take any other action under this Agreement unless the notice or request or demand for delivery or other action is in writing and given or made by the Managing General Partner or an authorized officer of the Managing General Partner. In no event shall the Escrow Agent be obligated to accept any notice, request, or demand from anyone other than the Managing General Partner. Upon or before the execution of this Agreement, the Managing General Partner shall deliver to the Escrow Agent an authorized signers list in the form of Appendix III to this Agreement.

10.	Limitation on Liability of Escrow Agent.

(a)
The Escrow Agent shall not be liable for any action taken or omitted by it except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of loss.

(b)
IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

Escrow Agreement

(c)
The Escrow Agent’s duties and obligations under this Agreement shall be entirely administrative and not discretionary. The Escrow Agent shall not be liable to any party to this Agreement or to any third-party as a result of any action or omission taken or made by the Escrow Agent in accordance with this Agreement. The Escrow Agent is acting solely as escrow agent hereunder and owes no duties, covenants or obligations, fiduciary or otherwise, to any person by reason of this Escrow Agreement, except as otherwise explicitly set forth in this Agreement, and no implied duties, covenants or obligations, fiduciary or otherwise, shall be read into this Agreement against the Escrow Agent.

(d)
Managing General Partner, Dealer-Manager and Partnership will jointly and severally indemnify the Escrow Agent, defend and hold the Escrow Agent harmless, and reimburse the Escrow Agent from, against and for, any and all liabilities, costs, fees and expenses (including reasonable attorney’s fees) the Escrow Agent may suffer or incur by reason of its execution and performance of this Agreement. If any legal questions arise concerning the Escrow Agent’s duties and obligations under this Agreement, then the Escrow Agent may consult with its counsel and rely without liability on written opinions given to it by its counsel. The provisions of this paragraph shall survive the assignment or termination of this Agreement and the resignation or removal of the Escrow Agent.

(e)
The Escrow Agent shall be protected in acting on any written notice, request, waiver, consent, authorization, or other paper or document which the Escrow Agent, in good faith, believes to be genuine and what it purports to be.

(f)
If there is any disagreement between any of the parties to this Agreement, or between them or any other person, resulting in adverse claims or demands being made in connection with this Agreement, or if the Escrow Agent, in good faith, is in doubt as to what action it should take under this Agreement, then the Escrow Agent may, at its option, refuse to comply with any claims or demands on it or refuse to take any other action under this Agreement, until the Escrow Agent (i) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Subscription Proceeds, (ii) receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of the Subscription Proceeds, in which event the Escrow Agent shall be authorized to disburse the Subscription Proceeds in accordance with such final court order, arbitration decision, or agreement, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Subscription Proceeds and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. The Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.

(g)
No provision of this Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights hereunder.

(h)
The parties agree that the Escrow Agent had no role in the preparation of the Subscription Agreement, has not reviewed the Subscription Agreement, and makes no representations or warranties with respect to the information contained therein or omitted therefrom. The Escrow Agent has not reviewed or approved any agreement or matter of background related to this Agreement, other than this Agreement itself.

11.
Resignation or Removal of Escrow Agent. The Escrow Agent may resign as such after giving thirty days’ prior written notice to the other parties to this Agreement. Similarly, the Escrow Agent may be removed and replaced after receiving thirty days’ prior joint written notice from the other parties to this Agreement. In either event, the duties of the Escrow Agent shall terminate thirty days after the date of the notice (or as of an earlier date as may be mutually agreeable); and the Escrow Agent shall then deliver the balance of the Subscription Proceeds (and any interest paid or investment income earned thereon while held by the Escrow Agent in the escrow account) in its possession to a successor escrow agent appointed by the other parties to this Agreement as evidenced by a written notice filed with the Escrow Agent.

Escrow Agreement

If the other parties to this Agreement are unable to agree on a successor escrow agent or fail to appoint a successor escrow agent before the expiration of thirty days following the date of the notice of the Escrow Agent’s resignation or removal, then the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or other appropriate relief. Any resulting appointment shall be binding on all of the parties to this Agreement.

On acknowledgment by any successor escrow agent of the receipt of the then remaining balance of the Subscription Proceeds (and any interest paid or investment income earned thereon while held by the Escrow Agent in the escrow account), the Escrow Agent shall be fully released and relieved of all duties, responsibilities, and obligations under this Agreement.

12.
Termination. This Agreement shall terminate and the Escrow Agent shall have no further obligation with respect to this Agreement after the distribution of all Subscription Proceeds (and any interest paid or investment income earned thereon while held by the Escrow Agent in the Escrow Account) as contemplated by this Agreement or on the written consent of all the parties to this Agreement.

13.
Notice. Any notices or instructions to be given under this Agreement shall be validly given if set forth in writing and mailed by certified mail, return receipt requested, or by facsimile with written confirmation of receipt (originals to be followed in the mail), or by a nationally recognized overnight courier, as follows:

If to the Escrow Agent:

Wells Fargo Bank, N.A.
Four Gateway Center, Suite 1400
Pittsburgh, Pennsylvania 15222

Attention: Denise Fuhrer

Phone: (412) 454-4612
Facsimile: (412) 454-4610

If to the Managing General Partner:

Atlas Resources, LLC
Westpointe Corporate Center One
1550 Coraopolis Heights Road, 2nd Floor
P.O. Box 611
Moon Township, Pennsylvania 15108

Attention: Karen A. Black

Phone: (412) 262-2830
Facsimile: (412) 262-7430

Escrow Agreement

If to Anthem:

Anthem Securities, Inc.
Westpointe Corporate Center One
1550 Coraopolis Heights Road, 2nd Floor
P.O. Box 926
Moon Township, Pennsylvania 15108

Attention: Justin T. Atkinson

Phone: (412) 262-1680
Facsimile: (412) 262-7430

Any party may designate any other address to which notices and instructions shall be sent by notice to all other parties hereto duly given in accordance with this Agreement.

14.	Miscellaneous.

(a)	This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

(b)	This Agreement shall be binding on and shall inure to the benefit of the undersigned and their respective successors and assigns.

(c)	This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

15.
Acknowledgements. The parties hereto acknowledge Escrow Agent has not reviewed and is not making any recommendations with respect to the Units offered. During the term of this Agreement, the Subscription Proceeds are not subject to claims by creditors, by the Partnership, the Partnership’s affiliates, the Escrow Agent, or by the Selling Agents until the proceeds have been released to the Partnership pursuant to the terms of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.

WELLS FARGO BANK, N.A.
As Escrow Agent

By:
Denise Fuhrer, Vice President

ATLAS RESOURCES, LLC
A Pennsylvania limited liability company

By:
Karen A. Black, Vice President – Partnership Administration

Escrow Agreement

ANTHEM SECURITIES, INC.
A Pennsylvania corporation

By:
Justin T. Atkinson, President

ATLAS RESOURCES PUBLIC #18-2008(A) L.P.

By:	ATLAS RESOURCES, LLC
Managing General Partner

By:
Karen A. Black, Vice President – Partnership Administration

Escrow Agreement

APPENDIX I TO ESCROW AGREEMENT

Agency and Custody Account Direction
For Cash Balances
Wells Fargo Money Market Deposit Accounts

Direction to use the following Wells Fargo Money Market Deposit Accounts for Cash Balances for the escrow account or accounts (the “Account”) established under the Escrow Agreement to which this Appendix I is attached.

You are hereby directed to deposit, as indicated below, or as I shall direct further in writing from time to time, all cash in the Account(s) in the following money market deposit account of Wells Fargo Bank, National Association (Bank):

Wells Fargo Money Market Deposit Account (MMDA)

I understand that amounts on deposit in the MMDA are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (FDIC), in the basic FDIC insurance up to a total of $250,000. I understand that deposits in the MMDA are not secured.

I acknowledge that I have full power to direct investments of the Account(s).

I understand that I may change this direction at any time and that it shall continue in effect until revoked or modified by me by written notice to you.

Escrow Agreement

APPENDIX II TO ESCROW AGREEMENT

Compensation for Services of Escrow Agent

REVIEW AND ACCEPTANCE FEE:	$ waived

For providing initial review of the Escrow Agreement and all supporting documents and for initial services associated with establishing the Escrow Account. This is a one (1) time fee payable upon the opening of the account.

I.	Annual Administrative Fee Payable in Advance	$
(or any portion thereof)

II.	Remittance of checks returned to subscribers
(set out in section 6 of the governing agreement)

III.	Wire transfers	n/a

IV.	Purchase or Sale of Securities

V.  Investments (document limits investment to a checking or savings account, or certificates of deposit) such products offered by any Wells Fargo Bank, N.A. retail branch)- fees are subject to the type of account the Managing General Partner directs the Escrow Agent to open and to be governed by the Escrow Agreement.

EXTRAORDINARY SERVICES:

For any services other than those covered by the aforementioned, a special per hour charge will be made commensurate with the character of the service, time required and responsibility involved. Such services include but are not limited to excessive administrative time, attendance at closings, specialized reports, and record keeping, unusual certifications, etc.

Managing General Partner agrees to report all funds in accordance with appropriate tax treatment.

FEE SCHEDULE IS SUBJECT TO ANNUAL REVIEW AND/OR ADJUSTMENT UPON AMENDMENT THERETO.

Escrow Agreement

APPENDIX III TO ESCROW AGREEMENT

CERTIFICATE AS TO AUTHORIZED SIGNATURES

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Atlas Resources, LLC and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Appendix III is attached, on behalf of Managing General Partner.

Name / Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Escrow Agreement